SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 27, 1999


                                UBARTER.COM INC.
             (Exact name of registrant as specified in its charter)


     NEVADA                        0-24005                        91-1739746
-------------------             -------------               --------------------
  (State or other                (Commission                    (IRS Employer
  jurisdiction of                File Number)                Identification No.)
  incorporation)


 21400 International Blvd. #207
        Seattle, WA                                            98198
---------------------------------------                    -----------------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (206) 870-9290



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Item 5.  Other Events.

     On August 27, 1999, Ubarter.com Inc. ("Ubarter") raised $1 million of short-term financing from Alpine Capital Group, LLC, a New York limited liability company ("Alpine"). Ubarter issued to Alpine a $1 million Convertible Promissory Note (the "Note") convertible into 1,333,333 shares of Ubarter common stock in the event the Note is not repaid in full by June 1, 2000, and a warrant (the "Warrant") to purchase 183,333 shares of Ubarter common stock at an exercise price of $2.00 per share. A copy of the Note and the Warrant are filed as exhibits to this Form 8-K.

     Ubarter will use the proceeds to continue to fund development of its e-commerce site for barter, for salaries and other employment expenses and for working capital purposes. Ubarter continues to pursue additional financing activities. Unless it is successful in raising additional capital, Ubarter will not be able to achieve its expansion goals, including development of its e-commerce site for barter. In addition, Ubarter will need to raise capital in order to repay the Note. If Ubarter were unable to repay the Note by June 1, 2000, Alpine would have the right to convert the Note into 1,333,333 shares, or approximately 22% of Ubarter's common stock based on the number of shares outstanding at September 1, 1999. Excluding accrued interest owing on the Note at the time of conversion, the conversion price per share of common stock would be $.75. Accordingly, current shareholders of Ubarter would, in the event the
Note is converted, experience significant dilution of their investment in Ubarter.

     A summary of the principal terms of the Note is as follows:

     o    Interest accrues at 5.5% per annum.

     o    Due and payable on September 1, 2002.

     o Ubarter must repay the Note in full if Ubarter raises [an aggregate of] $2.5 million through a public or private sale of its equity or debt securities on or before June 1, 2000.

     o Ubarter may prepay the Note, in whole or in part, on or before June 1, 2000, without premium or penalty. If the Note is not paid in full by June 1, 2000, Alpine shall have the right to convert the unpaid principal balance into 1,333,333 shares of Ubarter's common stock (the "Conversion Shares") at an effective purchase price of $.75 per share.

     o After June 1, 2000, Alpine shall have demand registration rights with respect to any Conversion Shares.

     o The Conversion Shares are subject to adjustment in the event of certain stock splits, reclassifications and other changes to Ubarter's common stock.



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


     A summary of the principal terms of the Warrant is as follows:

     o The Warrant is exercisable, in whole or in part, at $2.00 per share of Ubarter common stock (subject to adjustment in the case of certain changes to Ubarter's common stock).

     o The Warrant is exercisable from September 1, 1999 through and including September 1, 2004.

     o    The shares  issuable  upon  exercise of the Warrant shall have certain
          piggyback   registration   rights  in  the  event   Ubarter   files  a
          registration statement to complete an offering of its common stock.

     o Ubarter may, at its option, require Alpine to exercise the Warrant if during any consecutive 20 business day period during the exercise period of the Warrant, (i) the average of the averaged daily high and low prices of Ubarter's common stock exceeds $5.25 per share and (ii) the daily volume of common stock traded is not less than 30,000 shares. If Ubarter requires Alpine to exercise the Warrant, Alpine shall have demand registration rights with respect to the shares acquired upon exercise.

     o    The Warrant is not transferable.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

          4.1  Convertible Promissory Note dated August 27, 1999.

          4.2 Warrant to purchase 183,333 shares of common stock dated August 27, 1999.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 1999                 UBARTER.COM INC.



                                          By (s) Steven M. White
                                             -----------------------------------
                                          Name: Steven M. White
                                          President and Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit Number             Exhibit Description
--------------             -------------------

     4.1                   Convertible Promissory Note dated August 27, 1999

     4.2 Warrant to purchase 183,333 shares of common stock dated August 27, 1999




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